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                                                                    EXHIBIT 10.1


                               AGREEMENT OF SALE

      AGREEMENT OF SALE (this "Agreement"), dated as of March 1, 2002, between INTERSTATE 78 OFFICE PARK, LTD., a New Jersey limited partnership, FIN ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, NEW YORK DISTRIBUTION CENTER, L.P., a New Jersey limited partnership, RARITAN BUILDING ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, 191 TALMADGE ROAD REALTY HOLDINGS, L.P., a New Jersey limited partnership, WEDGEWOOD PLAZA, L.P., a New Jersey limited partnership, CARLSTADT BUILDING REALTY HOLDINGS, L.P., a New Jersey limited partnership and CARLSTADT ASSOCIATES, LTD., a New Jersey limited partnership (each such party being herein called a "Seller" and all such parties being herein collectively called the "Sellers") and KEYSTONE NEW JERSEY ASSOCIATES, LLC, a Delaware limited liability company ("Purchaser").

                              Preliminary Statement

      Each Seller is the owner in fee simple of the lands identified as being owned by such Seller and described on Exhibit A annexed hereto (the "Lands"),
(b) the buildings and other improvements presently located on such Lands (the "Improvements"), (c) all fixtures, equipment and machinery on such Lands and in the Improvements used in connection with the ownership, operation, maintenance and repair thereof but excluding all trade fixtures and personal property owned by the existing tenants (the "Personal Property"), (d) the rights, as landlord, under the leases described on Exhibit B annexed hereto, including all rights under any guarantees thereof and any security given for the performance of the tenant's obligations under such Leases (collectively the "Leases"), and (e) all easements, licenses, rights (including any development rights) and appurtenances relating to the Lands and the Improvements (the "Rights").

      Sellers desire to sell, convey, transfer and assign to Purchaser, and Purchaser desires to acquire from Sellers, subject to the terms and conditions of this Agreement, the Lands, the Improvements, the Personal Property, the Leases and the Rights and certain other property herein described (all such property intended to be sold, conveyed, transferred or assigned by each Seller to Purchaser being herein called

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the "Property", and all such Property being herein collectively called the
"Properties").

      NJ Mortgage Acquisitions LLC ("Mortgagee") currently is the owner and holder of a certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filings, all dated January 22, 1998 encumbering, among other properties, the Properties, (such Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filings, together with all other liens, assignments, security interests and pledges held by Mortgagee relating to the Properties being herein called the "Loan Documents"). Mortgagee has commenced an action against Sellers and certain other parties to foreclose the Loan Documents and to obtain certain other relief in the United States District Court, District of New Jersey (Civil Action No. 01 CIV 1411 (JCL)) and such action is currently pending (the "Mortgage Foreclosure Proceeding").

      NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1

                            Definitions; Construction

      1.1 Definitions. As used in this Agreement, the following terms have the following respective meanings:

            "Actual Per Property Net Rental Income" means the actual annual Net Rental Income being paid by all tenants under existing Leases and Qualifying New Leases of an individual Property who are in occupancy of the space leased and paying rent in accordance with such lease on the Closing Date for the one (1) year period after the Closing Date.

            "Agreement" has the meaning specified in the initial paragraph hereof.

            "Allocable Purchase Price" means the respective purchase price for each Property specified on Exhibit C annexed hereto.

            "Broker" means Leo Josephs & Company, Inc.

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            "Brokerage Contracts" means all contracts pursuant to which a commission or payment is required to be made as a result of the leasing of any of the Properties prior to the Closing Date, including commissions payable in connection with the original term of any Qualifying New Lease.

            "Cap Rate" means nine and one-half percent (9.5%).

            "Closing Date" has the meaning specified in Section 9.3.

            "Confidential Information" means any proprietary information concerning the Properties provided to Purchaser by any Seller, excluding information that is available to the public or from sources other than a Seller.

            "Contracts" means all service, management, supply contracts, and other contracts affecting any of the Properties, excluding Brokerage Contracts, Guarantees and Warranties and construction contracts approved by Purchaser for tenant fit-up work required to be completed pursuant to any Qualifying New Lease.

            "DEP" means the Department of Environmental Protection of the State of New Jersey.

            "Deposit" means the amount paid by Purchaser to the Escrow Agent pursuant to clauses (a) and (b) of Section 2.7 and includes all interest earned thereon.

            "Due Diligence Period" means a period of forty-five (45) calendar days from the date of this Agreement.

            "Escrow Agent" means the Title Insurer, or any substitute escrow agent appointed hereunder.

            "Guarantees and Warranties" means any guaranty or warranty from any construction manager, contractor, subcontractor, material supplier or vendor relating to any of the Improvements.


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            "Hazardous Substance" means any substance, chemical, pollutant or waste that is listed as hazardous, toxic or dangerous under any applicable federal, state, county or local statute, rule, regulation, ordinance or order.

            "Improvements" has the meaning specified in the Preliminary
            Statement.

            "Lands" has the meaning specified in the Preliminary Statement and shall include all right, title and interest of Sellers in and to any easements and appurtenances.

            "Leases" has the meaning specified in the Preliminary Statement, and includes any Qualifying New Lease and for purposes of Sections 2.5(b) and 2.6(b), shall include non-Qualifying New Leases.

            "Lease Proposal Notice" shall mean a written notice from Seller to Purchaser in accordance with Section 7.5 that: (a) identifies a proposed tenant by name and business; (b) includes all material documents submitted to Sellers by or for the tenant, including any financial statements or other information concerning the proposed tenant, if any; and (c) contains a term sheet, letter of intent or other description of the material business terms of a proposed Lease Transaction.

            "Lease Transaction" shall mean any of the following actions with respect to any Lease (or proposed new lease): (a) the execution of any new lease; (b) the renewal or material modification of any Lease, or the consent to any assignment of or subletting under any Lease, other than any renewal, expansion, assignment or subletting that must be entered into or approved under the terms of any Lease; or (c) the termination of any Lease.

            "Legal Requirements" means all laws, statutes, codes, ordinances, orders, regulations and requirements of all federal, state, county and


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            municipal governments, departments, boards, authorities, agencies, officials and officers.

            "Loan Documents" has the meaning specified in the Preliminary Statement.

            "Mortgagee" has the meaning specified in the Preliminary Statement.

            "Mortgage Foreclosure Proceeding" has the meaning specified in the Preliminary Statement.

            "Net Rental Income" means, in the case of Stipulated Per Property Net Rental Income, the annual rent specified on Exhibit D annexed hereto with respect to each Lease and, in the case of Actual Per Property Net Rental Income, means, if the space is leased on a Triple Net Basis, the actual annual net rent being paid on the Closing Date by tenants who are in occupancy and paying rent, or if rent is not being paid on a Triple Net Basis, the actual annual gross rent being paid on the Closing Date by tenants who are in occupancy and paying rent on the Closing Date less a sum equal to the product obtained by multiplying the amount specified on Exhibit D as the per square foot projected annual operating expenses for such space times the number of square feet of space leased to such tenant. For purposes of Section 2.5(b), the term "Net Rental Income" shall include income from non-Qualifying New Leases.

            "Occupancy Factor" means ninety two percent (92%).

            "Permitted Exceptions" has the meaning specified in Section 3.1.

            "Personal Property" has the meaning specified in the Preliminary Statement.

            "Property" or "Properties" has the meaning specified in the Preliminary Statement.

            "Purchase Price" means the aggregate purchase price for all Properties specified in Section


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            2.2, as adjusted in accordance with any provision of this Agreement permitting such adjustment.

            "Purchaser" has the meaning specified in the initial paragraph of this Agreement and includes any assignee of Purchaser's right, title and interest under this Agreement.

            "Purchaser Default" has the meaning specified in Section 11.1.

            "Qualifying New Lease" means a new lease executed prior to the Closing Date in connection with any of the Properties which is on commercially reasonable terms and conditions, including the rent and additional rent, does not require the construction of any tenant improvements the cost of removal of which would be materially in excess of the cost of removing improvements ordinarily constructed for similar tenants and the terms of such lease are negotiated in an arms length transaction with a party not affiliated, directly or indirectly, with any Seller or any partner of any Seller.

            "Reciprocal Easement Agreements" means any reciprocal easement agreement, declaration of covenants, restriction, easement, common area agreement, shared maintenance agreement, common use agreement or any similar agreement which benefit or burden any of the Lands and other adjacent real property.

            "Restoration" means the repair and replacement of the Improvements or Personal Property substantially to the same condition as existed prior to any damage or destruction.

            "Rights" has the meaning specified in the Preliminary Statement.

            "Seller" and "Sellers" has the meaning specified in the initial paragraph of this Agreement.

            "Sellers Default" has the meaning specified in Section 11.2.


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            "Stipulated Per Property Net Rental Income" means the Net Rental
            Income assumed by the parties to be payable by all tenants of an individual Property as specified on Exhibit D annexed hereto.

            "Stipulated Term" means the Stipulated Term of each Lease as specified on Exhibit E annexed hereto.

            "Termination Limitation" means that, (i) pursuant to the provisions of Sections 2.4 and 2.5(a), Purchaser shall have the right to terminate this Agreement with respect to only one (1) Property; (ii) pursuant to any other provisions of this Agreement, Purchaser shall only have the right to terminate this Agreement with respect to an aggregate of two (2) Properties, and (iii) that under no circumstances, except as provided for in this definition paragraph, shall Purchaser be permitted to terminate this Agreement with respect to an aggregate of more than two (2) Properties under any one or more provisions of this Agreement permitting such termination, it being understood that, if Purchaser desires to terminate this Agreement with respect to more than two (2) Properties, Purchaser must terminate this Agreement with respect to all Properties. In the event a non-Qualifying New Lease is executed with respect to any Property, then Purchaser shall have the right to terminate this Agreement with respect to any Property encumbered by such non-Qualifying New Lease except that if more than two (2) Properties are subject to non-Qualifying New Leases, Purchaser shall only have the right to terminate this Agreement in its entirety. Anything to the contrary notwithstanding, only in the event Purchaser terminates this Agreement as to one or more Properties solely by reason of non-Qualifying New Leases, then Purchaser's rights to terminate this Agreement under any one or more provisions of this Agreement permitting termination shall be increased to a total of three (3) Properties, it being understood that,


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            if Purchaser desires to terminate this Agreement with respect to more than three (3) Properties, Purchaser must terminate this Agreement with respect to all Properties. The foregoing limitation on Purchaser's termination rights shall not be applicable to any Property terminated pursuant to Section 7.8. and any Property terminated pursuant to Section 7.8 shall not be counted in determining the Termination Limitation.

            "Title Insurer" means Chicago Title Insurance Company.

            "Title Objection" has the meaning specified in Section 3.3.

            "Triple Net Basis" means (a) in the case of space that is subject to a Lease as of the date hereof, the gross rent payable under such Lease less an amount equal to the aggregate expense reimbursements specified on Exhibit D with respect to such Lease and (b) in the case of space which is not subject to a Lease as of the date hereof, the gross rent payable by the tenant less the expense reimbursements specified on Exhibit F, attached hereto applicable to such space.

            "Voluntary Encumbrance" means any (a) mortgage or deed of trust, (b) mechanics' or materialmens' liens, (c) liens for unpaid taxes, assessments, utility charges or other governmental impositions, (d) any other lien or encumbrance granted, assumed or suffered to exist securing the repayment of money or the performance of an obligation and (e) any encumbrance, including a lease, easement, license, covenant or restriction, granted by a Seller after the date hereof.

      1.2 Drafting Ambiguities; Interpretation. In interpreting any provision of this Agreement, no weight shall be given to, nor shall any construction or interpretation be influenced by, the fact that counsel for one of the parties drafted this Agreement, each party recognizing that it and its counsel have had an opportunity to review this Agreement


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and have contributed to the final form of same. Unless otherwise specified (a)
whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, (b) the words "consent" or "approve" or words of similar import, mean the prior written consent or approval of Seller or Purchaser, (c) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation" and (d) the Exhibits to this Agreement are incorporated herein by reference.

                                    ARTICLE 2

          SALE OF PROPERTY; PURCHASE PRICE; PURCHASE PRICE ADJUSTMENTS;
                             ESCROWS; PAYMENT TERMS

      2.1 Sale of Properties. Sellers hereby agree to sell, convey, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase and acquire from Sellers, the Properties upon the terms and conditions herein contained. The conveyance shall include all right title and interest of the respective Sellers in and to (a) all licenses, permits and other authorizations for the use, operation, maintenance, ownership and development of the Properties, (b) all plans, specifications, shop drawings, operating manuals and other technical data relating to the Improvements and the Personal Property, (c) all software and security codes relating to the operation of the Improvements and the Personal Property and (e) all rights under Guarantees and Warranties.

      2.2 Purchase Price. The aggregate purchase price for the Properties is Eighty Five Million Dollars ($85,000,000) (the "Purchase Price"), subject to the adjustments provided herein. The Allocable Purchase Price for each of the Properties is shown on Exhibit C annexed hereto. The Allocable Purchase Price for each Property included in the sale shall be subject to the adjustments provided herein.

      2.3 Changes in Net Rental Income. Sellers shall promptly (a) advise Purchaser in writing of any changes in the Net Rental Income from each Property upon obtaining knowledge thereof, identifying the Property affected, the amount or any increase or decrease in such income and the reason therefor and (b) forward to Purchaser upon receipt copies of any Qualifying New Leases and non-Qualifying New Leases.


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      2.4 Increases in Net Rental Income; Purchase Price Adjustments;
Termination Rights. If as of the Closing Date, the Actual Per Property Net Rental Income from any Property exceeds the Stipulated Per Property Net Rental Income from such Property, the Purchase Price for such Property shall be increased by an amount determined as follows: The Stipulated Per Property Net Rental Income shall be deducted from the Actual Per Property Net Rental Income for such Property, the difference shall be multiplied by the Occupancy Factor and the resulting number shall be divided by the Cap Rate. The amount so determined shall then be added to the Purchase Price for such Property. If at any time on or prior to the Closing Date, the difference between the Stipulated Per Property Net Rental Income and the Actual Per Property Net Rental Income is more than five percent (5%) of the Stipulated Per Property Net Rental Income, Purchaser may, subject to the Termination Limitation, at its option, upon notice to Sellers and Escrow Agent, given upon the earlier of (a) the Closing Date or
(b) five (5) business days after Purchaser is advised by Sellers in writing of the Actual Per Property Net Rental Income for that Property, terminate this Agreement with respect to such Property. Time shall be of the essence with respect to the giving of such notice. If Purchaser elects to terminate this Agreement as to a Property, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property as shown on Exhibit C. In the event the time period for giving notice of termination as set forth above shall expire without Purchaser giving such notice, except as otherwise provided below in this Section 2.4, Purchaser shall no longer have the right to terminate under this Section 2.4 with respect to the affected Property. If there is a subsequent change in the Actual Per Property Rental Income from such Property or there is a change in the Actual Per Property Rental Income from any of the other Properties, the provisions of this Section 2.4 shall again be operative. If the Termination Limitation prohibits Purchaser from terminating this Agreement with respect to a Property under this Section 2.4, Purchaser shall have the right to terminate this Agreement under this Section 2.4 with respect to all Properties whereupon the Deposit shall be returned to Purchaser and neither party shall have any further liability hereunder.

      2.5 Decreases in Net Rental Income; Purchase Price Adjustments; Termination Rights.


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            (a) If at any time on or prior to the Closing Date, the Actual Per
Property Net Rental Income from any Property is less than the Stipulated Per Property Net Rental Income from such Property by more than five percent (5%) of the Stipulated Per Property Net Rental Income, Purchaser may, subject to the Termination Limitation, at its option, upon notice to Sellers and Escrow Agent, given upon the earlier of (i) the Closing Date or (ii) five (5) business days after Purchaser is advised by Sellers in writing of the Actual Per Property Net Rental Income for that Property, terminate this Agreement with respect to such Property. Time shall be of the essence with respect to the giving of such notice. In the event Purchaser elects to terminate this Agreement with respect to a Property, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property as shown on Exhibit C. In the event the time period for giving notice of termination as set forth above shall expire without Purchaser giving such notice, except as otherwise provided below in this
Section 2.5(a), Purchaser shall no longer have the right to terminate under this
Section 2.5(a) with respect to the affected Property, and there shall be no adjustment or reduction to the Purchase Price. If there is a subsequent change in the Actual Per Property Rental Income from such Property or there is a change in the Actual Per Property Rental Income from any of the other Properties, the provisions of this Section 2.5(a) shall again be operative. If the Termination Limitation prohibits Purchaser from terminating this Agreement with respect to a Property under this Section 2.5(a), Purchaser shall have the right to terminate this Agreement under this Section 2.5(a) with respect to all Properties, whereupon the Deposit shall be returned to Purchaser and neither party shall have any further liability hereunder. Notwithstanding anything to the contrary contained in Section 2.4 or Section 2.5(a), Purchaser shall not have the right to terminate this Agreement solely with respect to the Property commonly known as 1200 Valley Brook Road, Lyndhurst, New Jersey, and there shall be no escrows or adjustments to the Allocable Purchase Price for such Property, provided that if this Agreement is terminated with respect to all other Properties, this Agreement shall terminate with respect to such Property.

            (b) If as of the Closing Date, there is a modification to any of the Leases specified on Exhibit B or


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\
a non-Qualifying New Lease is executed, and the rental income which such tenant is obligated to pay under such Lease is less than the Stipulated Per Property Net Rental Income specified on Exhibit D for the unexpired current term for such lease as shown on Exhibit E, then, provided Purchaser does not exercise its termination right under Section 2.5(a), if applicable, the Purchase Price for the Property subject to any such Lease shall be decreased by an amount equal to the present value of the difference between (i) each installment of Net Rental Income payable under each such Lease specified on Exhibit D during the unexpired current term of such Lease (or, if applicable, the replaced Lease) as specified on Exhibit E and (ii) each installment of actual Net Rental Income payable under such lease as modified for the unexpired current term of the Lease, discounted to present value at the rate of 9.5% per annum from the date each such installment of rental income would be due and payable to the Closing Date. Nothing contained herein shall be deemed a consent by Purchaser to the execution of any non-Qualifying New Lease, nor, subject to the Termination Limitation, constitute a waiver by Purchaser of the right to terminate this Agreement as to any or all of the Properties in the event a non-Qualifying New Lease is executed without the prior written consent of Purchaser. In the event a non-Qualifying New Lease is executed, notwithstanding any provision hereof, Purchaser shall not be entitled to any escrows with respect to any such lease.

            (c) There shall be the following special adjustments with respect to the Property known as 3 Finderne Avenue, Bridgewater, New Jersey ("3 Finderne Avenue") and the Property known as 5 Finderne Avenue, Bridgewater, New Jersey ("5 Finderne Avenue"), which shall be in lieu of any other adjustments provided in any other provision of this Section 2 :

                  (i) If as of the Closing Date, 5 Finderne Avenue has not been leased pursuant to a Qualifying New Lease, the Allocable Purchase Price for 5 Finderne Avenue shall be reduced by the sum of $700,000 and there shall be no adjustment of the Allocable Purchase Price for 3 Finderne Avenue.

                  (ii) If as of the Closing Date, 5 Finderne Avenue has been leased pursuant to a Qualifying New Lease and the term of the Lease for 3 Finderne Avenue has been


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extended for a period of at least five (5) years at a rental not less than the
Stipulated Per Property Net Rental Income specified in Exhibit D applicable to the period of the extension, then there shall be no adjustment to the Allocable Purchase Price for either 3 Finderne Avenue or 5 Finderne Avenue, except if the extension for the first five (5) years of the extended portion of the term is at a rental less than the Stipulated Per Property Net Rental Income specified in Exhibit D, the Allocable Purchase Price for 3 Finderne Avenue shall be decreased by an amount equal to the difference between (x) each installment of Net Rental Income for 3 Finderne Avenue specified on Exhibit D payable during the unexpired current term of such lease as specified on Exhibit E and (y) each installment of actual Net Rental Income payable pursuant to the extension for the unexpired current term of the Lease, discounted to present value at the rate of 9.5% per annum from the date each such installment would be due and payable to the Closing Date.

                  (iii) If as of the Closing Date, 5 Finderne Avenue has been leased pursuant to a Qualifying New Lease and the term of the Lease for 3 Finderne Avenue has not been extended, then the Allocable Purchase Price for 3 Finderne Avenue shall be reduced by $150,000 and there shall be no adjustment of the Allocable Purchase Price for 5 Finderne Avenue.

                  (iv) If as of the Closing Date, 5 Finderne Avenue has been leased pursuant to a Qualifying New Lease and the term of the Lease for 3 Finderne Avenue has been extended for a period of less than five (5) years at the rental of not less than the Stipulated Per Property Net Rental Income specified in Exhibit D for the period of the extension, then the Allocable Purchase Price for 3 Finderne Avenue shall be reduced by an amount determined by multiplying $150,000 by a fraction which has the length of the extension expressed in months as the numerator and 60 as the denominator; and there shall be no adjustment of the Allocable Purchase Price for 5 Finderne Avenue.

                  (v) If as of the Closing Date, 5 Finderne Avenue has been leased pursuant to a Qualifying New Lease and the term of the Lease for 3 Finderne Avenue has been extended for a period of less than five (5) years at a rental less than the Stipulated Per Property Net Rental Income specified on Exhibit D for the period of the extension, then there shall be no adjustment in the


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Allocable Purchase Price for 5 Finderne Avenue, and the Allocable Purchase Price
for 3 Finderne Avenue shall be reduced as provided for in Section 2.5(c)(iv) for the less than five (5) year term, and there shall be an additional reduction in the Purchase Price for 3 Finderne Avenue by an amount equal to the difference between (x) each installment of Stipulated Per Property Net Rental Income for 3 Finderne Avenue specified on Exhibit D for the period of the reduced term under the Lease (as extended) from the Closing Date and (y) each installment of actual Net Rental Income payable under the Lease (as extended) for the period of the reduced term under the Lease from the Closing Date, discounted to present value at the rate of 9.5% per annum from the date each installment would be due and payable to the Closing Date, subject to the limitation that the reduction to the Allocable Purchase Price in the aggregate under this Section 2.5(c)(v) shall not be greater than $150,000.

                  (vi) If under Sections 2.5(c)(ii), (iii), (iv) or (v), 5 Finderne Avenue has been leased pursuant to a Qualifying New Lease, but the tenant thereunder has not taken occupancy and commenced paying rent in accordance with the provisions of such Qualifying New Lease, in addition to any price reductions provided for under Section 2.5(c)(iv), there shall be deposited with the Escrow Agent an amount equal to the sum of (1) rent for a period of 365 days calculated at the rate specified in said Qualifying New Lease, (2) operating expenses the tenant under the Qualifying New Lease would pay for a period of 365 days calculated at the rate of $1.00 per square foot of space leased, (3) a sum representing a tenant improvement allowance for the Qualifying New Lease equal to $1.00 per square foot for space, adjusted as provided in
Section 7.7, less any monies previously paid to contractors for any of the tenant improvements completed in accordance with such Qualifying New Lease, provided duly executed lien waivers are delivered to Purchaser, and (4) unless Sellers can demonstrate to the reasonable satisfaction of Purchaser that there is no commission payable in connection with the Qualifying New Lease or the commission for the Qualifying New Lease has been paid and Sellers deliver to Purchaser a receipt from the broker evidencing the payment thereof (in either event, no escrow will be established for this category), an amount equal to five percent (5%) of the applicable rent under the Qualifying New Lease payable in the aggregate over the first five (5) years of the term


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adjusted as provided in Section 7.7, but in no event shall the prorated amount to be escrowed under this clause (4) be more or less than the actual commission still payable for the first five (5) years of the Qualifying New Lease as of the Closing Date. Purchaser shall have the right, commencing on the corresponding day of the month immediately succeeding the Closing Date and continuing on the same day of each succeeding month for a total period of twelve (12) consecutive months, to draw from such escrow account a sum equal to one-twelfth (1/12) of the amounts for rent and operating expenses under escrow categories (1) and (2) until the first of the following to occur: (x) the tenant under the Qualifying New Lease takes occupancy of the demised premises, or (y) such tenant commences the payment of rent, or (z) thirteen (13) months shall have expired after the Closing Date, whereupon the balance of funds remaining in such escrow account under escrow categories (1) and (2), if any, shall be paid to the applicable Seller. The amount to be released to Purchaser in any month under escrow categories (1) and (2) shall be reduced by the amount of any rent received by Purchaser from any Qualifying New Lease or any non-Qualifying New Lease relating to such Property for the period from the Closing Date to the first anniversary of the Closing Date. Purchaser shall direct the Escrow Agent, and Sellers hereby authorize the Escrow Agent, to release funds from escrow category (3) directly to contractors performing tenant improvement work as such work is completed, provided duly executed lien waivers are delivered to Purchaser and promptly after receipt of written confirmation from the broker that the broker has been paid its commission, Purchaser shall authorize the Escrow Agent to release to Seller the funds deposited pursuant to escrow category (4) above. If as of the date occurring fourteen (14) months after the Closing Date, there are monies in the escrow account established pursuant to category 3 above, any such monies in excess of the amount acknowledged by contractors to be payable to them for the tenant improvement work required under the Qualifying New Lease with respect to which the escrow was established shall be paid to the applicable Seller, and thereafter, the balance of such monies shall be paid to the applicable Seller after payment in full to all such contractors for the tenant improvement work pursuant to a Qualifying New Lease, provided duly executed lien waivers are delivered to Purchaser. If at any time after the Closing Date, there are monies in the escrow account established under category 4 above, any such monies in excess of the amount acknowledged by the broker to be payable to it for the first five (5) years of the extended term shall be paid to the applicable Seller, and as of the date occurring fourteen (14) months after the Closing Date, the balance of any monies in the account shall be paid to the applicable Seller.

      2.6 Closing Escrows.

            (a) Anything to the contrary notwithstanding, the provisions of this
Section 2.6(a) for the establishment of escrows at closing under certain conditions shall not limit Purchaser's rights of termination under Sections 2.4, 2.5(a), and 2.5(b) and shall not apply to any space leased pursuant to a non-Qualifying New Lease or any space described in clauses (c) through (d) of this Section 2.6 or clauses (b) and (c) of Section 2.5. If as of the Closing Date, a Qualifying New Lease is executed and delivered but as of the Closing Date the tenant has not taken occupancy and commenced the payment of rent thereunder in accordance with the provisions of such Qualifying New Lease, then, with respect to that Qualifying New Lease, there shall be withheld from the Allocable Purchase Price and deposited with the Escrow Agent at closing an amount, subject to the Escrow Cap, equal to the sum of (i) rent for period of 365 days calculated at the rate specified on Exhibit G; (ii) operating expenses for a period of 365 days calculated at the rate specified on Exhibit G; (iii) a sum representing a tenant improvement allowance equal to $10.00 per square foot for a Qualifying New Lease, adjusted as provided in Section 7.7, if the demised premises thereunder is to be used primarily for office use or $1.00 per square foot if the demised premises thereunder is to be used primarily for industrial use, adjusted as provided in Section 7.7 (said calculation of the allowance to be pro rated by multiplying it by the fraction which has as its numerator the number, expressed in months or portions thereof, which would have been, at the Closing Date, the unexpired term of the Lease being replaced by the Qualifying New Lease, and 60 as its denominator), less any monies then paid to contractors for the tenant improvements completed in accordance with such Qualifying New Lease, provided duly executed lien waivers are delivered to Purchaser; and (iv) unless Sellers can demonstrate to the reasonable satisfaction of Purchaser that there is no commission payable in connection with the Qualifying New Lease or the commission for the Qualifying New Lease has been paid and Sellers deliver to Purchaser a receipt from the broker evidencing payment thereof (in either event, no escrow will be taken for this category), an amount attributable commissions equal to the product of five percent (5%) of the rent specified in escrow category (i) above multiplied by the number five (5), adjusted as provided in Section 7.7, unless the term of the Lease as shown on Exhibit E was to expire less than five
(5) years after the Closing Date, in which event the amount to be escrowed under this clause (iv) shall be prorated by multiplying such sum by a fraction, the numerator of which is the unexpired term of such Lease expressed in months and the denominator of which is 60, but in no event shall any prorated amount to be escrowed under this clause (iv) be more or less than the actual commission payable for the Qualifying New Lease as of the Closing Date. Purchaser shall have the right, commencing on the corresponding day of the month immediately succeeding the Closing Date and continuing on the same day of each succeeding month for a total period of twelve (12) consecutive months, to draw from such escrow account a sum equal to one-twelfth (1/12) of the amounts for rent and operating expenses under escrow categories (i) and (ii) above, until the first of the following to occur: (y) the tenant under the Qualifying New Lease takes occupancy and commences the payment of rent, or (z) thirteen (13) months shall have expired after the Closing Date, whereupon the balance of funds remaining is such escrow account, if any, shall be paid to the applicable Seller. The amount to be released to Purchaser in any month under escrow categories (i) and (ii) shall be reduced by the amount of any rent received by Purchaser from any lease applicable to such space for the period from the Closing Date to the first anniversary of the Closing Date. Purchaser shall direct the Escrow Agent, and Sellers hereby authorize the Escrow Agent, to release funds from escrow category
(iii) directly to contractors performing tenant improvement work as such work is completed, provided duly executed lien waivers are delivered, and promptly after receipt of written confirmation from the broker that the broker has been paid its commissions, Purchaser shall authorize the Escrow Agent to release to the applicable Seller funds deposited pursuant to escrow category (iv) above. If as of the date occurring fourteen (14) months after the Closing Date, there are monies in the escrow account established pursuant to category (iii) above, any such monies in excess of the amount acknowledged by contractors to be payable to them for the tenant improvement work required under the Qualifying New Lease with respect to which the escrow was established shall be paid to the applicable Seller, and thereafter, the balance of such monies shall be paid to the applicable Seller after payment in full to all such contractors for the tenant improvement work pursuant to a Qualifying New Lease, provided duly executed lien waivers are delivered to Purchaser. If at any time after the Closing Date, there are monies in the escrow account established under category (iv) above, any such monies in excess of the amount acknowledged by the broker to be payable to it for the first five (5) years shall be paid to the applicable Seller, and as of the date occurring fourteen (14) months after the Closing Date, the balance of any monies in the account shall be paid to the applicable Seller.

            (b) Anything to the contrary notwithstanding, the provisions of this
Section 2.6(b) for the establishment of escrows at closing under certain conditions shall not limit Purchaser's rights under Sections 2.4, 2.5(a), and 2.5(b) and shall not apply to any space leased pursuant to a non-Qualifying New Lease or space described in clauses (c) through (d) of this Section 2.6 or clauses (b) and (c) of Section 2.5. If as of the Closing Date, a Lease has terminated or a tenant has vacated space or ceased paying rent as of the due date for two (2) consecutive months, which includes the month of Closing and a Qualifying New Lease has not been signed to replace it, then, with respect to the demised premises under such Lease, there shall be withheld from the Allocable Purchase Price and deposited with the Escrow Agent at closing an amount equal to the sum of (i) rent for a period of 365 days calculated at the rate specified on Exhibit G; (ii) operating expenses for a period of 365 days calculated at the rate specified on Exhibit G; (iii) a sum representing a tenant improvement allowance equal to $1.00 per square foot if the demised premises under such Lease was used primarily for industrial purposes and $10.00 per square foot if the demised premises under such Lease was used primarily for office purposes, adjusted as provided in Section 7.7 (said calculation of the allowance to be pro rated by multiplying it by the fraction which has as its numerator the number, expressed in months, which would have been, at the Closing Date, the unexpired term of the Lease, and 60 as its denominator); and (iv) an amount attributable to commissions equal to the product of five percent (5%) of the rent specified in escrow category (i) above multiplied by the number five
(5), adjusted as provided in Section 7.7, unless the term of the Lease as shown on Exhibit E was to expire less than five (5) years after the Closing Date, in which event the amount to be escrowed under this clause
(iv) shall be prorated by multiplying such sum by a fraction, the numerator of which is the unexpired term of such Lease expressed in months and the denominator of which is 60. Purchaser shall have the right, commencing on the first day of the month immediately succeeding the Closing Date and continuing on the first day of each succeeding month for a total period of twelve (12) consecutive months, to draw from such escrow account a sum equal to one-twelfth (1/12) of the amounts for rent and operating expenses under escrow categories
(i) and (ii), until the first of the following to occur: (y) such time as Purchaser leases the space at the Property which was subject to such terminated Lease and the tenant thereunder takes occupancy or commences to pay rent, or (z) thirteen (13) months shall have expired after the Closing Date, whereupon the balance of funds remaining in such escrow account under categories (i) and (ii) above in this Section 2.6(b), if any, shall be paid to the applicable Seller. The amount to be released to Purchaser in any month under escrow categories (i) and (ii) shall be reduced by the amount of any rent received by Purchaser from any lease relating to such space for the period from the Closing Date to the first anniversary of the Closing Date. The funds escrowed under escrow categories (iii) and (iv) above shall be paid to Purchaser at closing.

            (c) If as of the Closing Date, the portion of the Property known as 1120 Route 22, Bridgewater, New Jersey, now occupied by Taylor Packaging on a month to month basis ("Taylor Space"), (i) has not been leased pursuant to a Qualifying New Lease or (ii) has been leased pursuant to a Qualifying New Lease, but the tenant thereunder is not occupying the Taylor Space and paying rent thereunder in accordance with the terms of a Qualifying New Lease, then, with respect to the Taylor Space, there shall be withheld from the Allocable Purchase Price for such Property and deposited with the Escrow Agent at closing the amount of $456,000 representing one (1) year of gross rent. Purchaser shall have the right, commencing on the corresponding day of the month immediately succeeding the Closing Date and continuing on the same day of each succeeding month for a total period of twelve (12) consecutive months, to draw from such escrow account a sum equal to one-twelfth (1/12) of the amount thereof, until the first of the following to occur: (x) the date the tenant under the Qualifying New Lease takes occupancy and commences paying rent, or (y) the date Purchaser leases the Taylor Space to a tenant and such tenant takes occupancy or commences paying rent, or (z) thirteen (13) months shall have expired after the Closing Date, whereupon the balance of funds remaining in such escrow account, if any, shall be paid to the applicable Seller. The amount to be released to Purchaser in any month under this clause (c) shall be reduced by the amount of any rent received by Purchaser for the Taylor Space for the period from the Closing Date to the first anniversary of the Closing Date.

            (d) If as of the Closing Date, the portion of the Property known as 1120 Route 22, Bridgewater, New Jersey, formerly occupied by GMR ("GMR Space"),
(i) has not been leased pursuant to a Qualifying New Lease or (ii) has been leased pursuant to a Qualifying New Lease, but the tenant thereunder is not occupying the GMR Space and paying rent thereunder in accordance with the terms of a Qualifying New Lease, then, with respect to the GMR Space, there shall be withheld from the Allocable Purchase Price and deposited with the Escrow Agent at closing an amount equal to the sum of (i) rent for a period of 365 days calculated at the rate specified on Exhibit G, (ii) operating expenses for a period of 365 days calculated at the rate specified on Exhibit G, (iii) a sum representing a tenant improvement allowance equal to $10.00 per square foot, adjusted as provided in Section 7.7, less any monies then paid to contractors for the tenant improvements completed in accordance with the Qualifying New Lease, provided duly executed lien waivers are delivered to Purchaser, and (iv) unless Seller can demonstrate to the reasonable satisfaction of Purchaser that there is no commission payable in connection with the Qualifying New Lease or the commission for the Qualifying New Lease has been paid (in either event, no escrow will be taken for this category), an amount attributable to a commission equal to the product of multiplying five percent (5%) of the rent specified in escrow category (i) above by five (5), adjusted as provided in Section 7.7, to the extent the commission has not been paid. Purchaser shall have the right, commencing on the corresponding day of the month immediately succeeding the Closing Date and continuing on the same day of each succeeding month for a total of twelve (12) consecutive months, to draw from such escrow account a sum equal to one-twelfth (1/12) of the amounts for rent and operating expenses under escrow categories (i) and (ii) above, until the first of the following to occur: (x) the date the tenant under the Qualifying New Lease obtained by Seller takes occupancy or commences the payment of rent thereunder, or (y) a tenant under a lease with respect to the GMR Space obtained by Purchaser takes occupancy and commences the payment of rent thereunder, or (z) thirteen (13) months shall have expired after the Closing Date whereupon the balance of funds remaining in such escrow account, if any, shall be paid to the applicable Seller. Purchaser shall direct the Escrow Agent to release funds from escrow category (iii) directly to contractors performing tenant improvement work as such work is completed provided duly executed lien waivers are delivered to Purchaser, and promptly after receipt of written confirmation from the broker that the broker has been paid its commission, Purchaser shall authorize the Escrow Agent to release to the applicable Seller funds deposited pursuant to escrow category (iv) above. The amount to be released to Purchaser in any month under escrow categories (i) and
(ii) shall be reduced by the amount of any rent received by Purchaser with respect to the GMR Space for the period from the Closing Date to the first anniversary of the Closing Date. In the event there is not a Qualifying New Lease on the Closing Date with respect to the GMR Space, the sums escrowed under escrow categories (iii) and (iv) above shall be released to Purchaser on the Closing Date. Any monies remaining in the escrow on the date occurring fourteen
(14) months after the anniversary of the Closing Date shall be released to the applicable Seller.

            (e) Anything to the contrary contained in Section 2.6 notwithstanding, the maximum amount that may be escrowed under Section 2.6 in the aggregate for each Property ("Escrow Cap") shall be (1) as to escrow category (i) under any subsection in Section 2.6, 5% of the Stipulated Per Property Net Rental Income as specified in Exhibit D; (2) as to escrow category
(ii) under any subsection in Section 2.6, 5% of the operating expenses for that entire Property for a period of 365 days calculated at the rate specified on Exhibit D; (3) as to escrow category (iii) under any subsection in Section 2.6, 5% of what the tenant improvement allowance would be for that entire Property if vacant based on $1.00 per square foot for space used for industrial space and $10.00 per square foot for space used for office space; and (4) as to escrow category (iv) under any subsection in Section 2.6, 5% of the product of multiplying the applicable rent to be escrowed pursuant to clause (w) above by 5. In the event escrows under any one or more of the subsections of Section 2.6 to be established at Closing are for more than one Lease at an individual Property, and the escrows are subject to the Escrow Cap, the amount of the escrow to be allocated to each such Lease shall be determined by the relative amount of monies that would be escrowed under escrow category
(i), without imposition of the Escrow Cap, among such Leases for which the escrows are being established.

            (f) If, pursuant to Section 7.7, Sellers are required to escrow for tenant improvement costs an amount in excess of that specified in the applicable escrow categories for tenant improvement costs described in Article 2, the additional amounts to be escrowed under Section 7.7 shall be based on contracts executed by the applicable Seller and approved by Purchaser pursuant to Section
7.7 or, if no contracts have been executed and approved for any portion of such work, a reasonable amount shall be escrowed therefor.

            (g) All monies deposited in escrow pursuant to this Article 2 shall be deposited by the Escrow Agent in a federally-insured interest bearing account as set forth on Exhibit XX hereto. The provisions of clauses (c), (d), (e), (f) and (g) of Section 2.8 shall be applicable to the monies held in escrow pursuant to Sections 2.5 and 2.6

      2.7 Payment Terms. The Purchase Price shall be payable as follows:

            (a) within two (2) business days after the execution of this Agreement, time being of the essence and such payment being a condition to the effectiveness of this Agreement, the sum of $500,000 shall be paid by Purchaser to the Escrow Agent, at the option of Purchaser, by check (subject to collection) or by wire transfer;

            (b) within two (2) business days after the expiration of the Due Diligence Period, time being of the essence and such payment being a condition to the effectiveness of this Agreement, if Purchaser does not terminate this Agreement, an additional sum of $500,000 shall be paid by Purchaser to the Escrow Agent, at the option of Purchaser, by check (subject to collection) or by wire transfer; and

            (c) upon closing of title, the balance of the Purchase Price, plus or minus any net closing adjustments, shall be paid by wire transfer of immediately available funds to Sellers or their designee.

      2.8 Terms of Escrow.

            (a) The Deposit shall be held by Escrow Agent in escrow in an interest bearing account. Any interest accrued on the Deposit shall be paid to whichever party is entitled to the Deposit in accordance with the provisions of this Agreement, provided that if this transaction closes, fifty percent (50%) of the interest shall be paid to Sellers and fifty percent (50%) of the interest shall be paid to Purchaser. The Deposit shall be held and disbursed by Escrow Agent in the following manner:

                        (i) to Sellers upon consummation of the closing; or

                        (ii) to Sellers upon receipt of written demand therefor, stating that Purchaser has defaulted in the performance of Purchaser's obligations under this Agreement beyond any applicable cure period and the facts and circumstances underlying such default; provided, however, that Escrow Agent shall not honor such demand until at least ten (10) days after it has sent a copy of such demand to Purchaser, nor thereafter if Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of clause
                        (b) of this Section 2.8; or

                        (iii) to Purchaser upon receipt of written demand therefor, stating that either (x) this Agreement has been terminated pursuant to a provision hereof which states that Purchaser is entitled to the Deposit upon termination, and certifying the basis for such termination, or (y) a Seller has defaulted in performance of its obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that, except in the case of a termination by Purchaser pursuant to
                        Section 4.1, Escrow Agent shall not honor such demand until at least ten (10) days after it has sent a copy of such demand to Sellers, nor thereafter if Escrow Agent shall have received written notice of objection from Sellers in accordance with the provisions of clause (b) of this Section 2.8. In the event of a termination by Purchaser pursuant to Section 4.1, Escrow Agent shall promptly remit the Deposit to Purchaser.

            (b) Upon receipt of written demand for the Deposit by Purchaser or Sellers pursuant to clauses (ii) or (iii) of Section 2.8(a), Escrow Agent shall promptly send a copy thereof to the other party. Except in the case of a termination pursuant to Section 4.1, the other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Escrow Agent within the five (5) days after Escrow Agent delivers a copy of the written demand to the objecting party but not thereafter. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of such notice, Escrow Agent shall promptly send a copy thereof to the party who made the written demand.

            (c) In the event of any dispute between the parties regarding the Deposit, Escrow Agent, at its option, may disregard all instructions received and either (i) hold the Deposit until the dispute is mutually resolved and Escrow Agent is advised of this fact in writing by both Seller and Purchaser, or Escrow Agent is otherwise instructed by a final unappealable judgment of a court of competent jurisdiction, or (ii) deposit the Deposit with a court of competent jurisdiction (whereupon Escrow Agent shall be released and relieved of any and all liability and obligations hereunder from and after the date of such deposit).

            (d) In the event Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Agreement, Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than to keep safely the Deposit until Escrow Agent shall be instructed otherwise in writing signed by both Sellers and Purchaser, or by final judgment of a court of competent jurisdiction.

            (e) Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that any modification of this Agreement shall be signed by Escrow Agent, Purchaser and Sellers.

            (f) Sellers and Purchaser shall jointly and severally hold Escrow Agent harmless against any loss, damage, liability or expense incurred by Escrow Agent not caused by its willful misconduct or gross negligence, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding. Escrow Agent may consult with counsel of its choice, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

            (g) Sellers and Purchaser shall share equally the responsibility for reimbursement to Escrow Agent of all out-of-pocket expenses, disbursements and advances (including reasonable attorneys' fees) incurred or made by Escrow

            Agent in connection with the carrying out of its duties hereunder.

            (h) Escrow Agent's agreements and obligations hereunder shall terminate and Escrow Agent shall be discharged from further duties and obligations hereunder upon final payment of the Deposit in accordance with the terms of this Agreement.

                                    ARTICLE 3

                               TITLE TO PROPERTIES

      3.1 Title to Lands and Improvements. Title to the Lands and Improvements shall be good, marketable and insurable at regular rates by the Title Insurer, subject to (a) the exceptions listed on Exhibit H annexed hereto, (b) the Leases and (c) any exceptions to which Purchaser does not object pursuant to Section
3.3 (the "Permitted Exceptions").

      3.2 Title to Other Property. Title to the Personal Property and all other property intended to be conveyed or assigned hereunder to Purchaser shall be good and valid, subject to no encumbrances or security interests.

      3.3 Title Defects. Purchaser shall furnish to Sellers within thirty (30) calendar days from the date hereof a copy of title commitments with respect to the Properties prepared by the Title Insurer and a copy of any other searches conducted with respect to the Properties, together with a statement specifying any objections to title or survey matters ("Title Objection"). Sellers shall cure any Voluntary Encumbrance prior to the Closing Date, provided Sellers shall not be obligated to expend more than the net Allocable Purchase Price (after closing adjustments) to remove any Voluntary Encumbrance from the affected Property. If Sellers do not agree to remove any Title Objection (excluding a Voluntary Encumbrance) within ten (10) days after receipt of notice of the Title Objection, Purchaser shall have the option, to be exercised within five (5) business days after receipt of such notice from Sellers, to either (a) waive the Title Objection which is not removed and close title without abatement or reduction of the Purchase Price or (b) terminate this Agreement, whereupon, the Deposit shall be returned to Purchaser, and upon such return, this Agreement and all rights and obligations of the respective parties hereunder shall be null and void. The failure or refusal of Sellers to remove a Voluntary Encumbrance to the extent provided above, shall constitute a default hereunder.

      3.4 Right to Pay Off Monetary Encumbrances. Sellers shall have the right to pay off any monetary encumbrances against the Properties on the Closing Date out of the cash then payable provided recordable instruments of release or discharge of such encumbrances in form and substance satisfactory to counsel for Purchaser and the Title Insurer are then delivered to Purchaser.

      3.5 Integrated Transaction. This is an integrated transaction and, except as expressly provided herein, Sellers shall not be required to sell and convey, and Purchaser shall not be required to close title, to less than all of the Properties.

                                    ARTICLE 4

                               TERMINATION RIGHTS

      4.1 Due Diligence Period; Termination. Purchaser shall have the right, during the Due Diligence Period, to inspect the Properties and to investigate existing zoning, the Leases, the physical and environmental condition of the Properties, the adequacy of existing utilities, the plans and specifications for the Improvements, surveys, appraisals, service contracts, real estate taxes, economic feasibility and any other factors Purchaser deems relevant in determining whether to purchase the Properties. If for any or no reason Purchaser is not satisfied with the results of its investigations, Purchaser may terminate this Agreement on notice to Sellers and Escrow Agent given within the Due Diligence Period, the time for giving such notice being of the essence. In the event of such termination, the Deposit shall be returned to Purchaser, whereupon this Agreement and all rights and obligations of the respective parties hereunder shall be null and void. If Purchaser does not elect to terminate this Agreement pursuant to this Section 4.1 within the Due Diligence Period, Purchaser shall conclusively be deemed to have waived its right of termination under this Section 4.1.

      4.2 Right of Entry. Purchaser and its agents, employees and consultants shall, subject to the rights of the Mortgagee and existing tenants, have access to the Lands and

Improvements from time to time, upon reasonable notice, prior to the Closing Date for the purpose of inspecting the Properties and undertaking tests and studies thereof, provided (a) Purchaser promptly repairs any damage caused by such entry, (b) Purchaser restores the Properties to the condition that existed prior to such entry and (c) Purchaser does not unreasonably interfere with the rights of existing tenants. Purchaser shall hold and save each Seller harmless from and against any and all loss, cost, damage, injury or expense arising out of the activities of Purchaser, its agents, employees and consultants, relating to any such entry, provided that Purchaser shall not be liable for (a) the discovery of any preexisting condition, (b) any claims of diminution in the value of any Property as a consequence of the results revealed by any such investigations or testing or (c) the acts of Sellers or their agents or representatives. Prior to conducting any intrusive testing on any Property, Purchaser shall furnish to the Seller owing such Property evidence that Purchaser has procured comprehensive general liability insurance from an insurer authorized to do business in the State of New Jersey, which is reasonably acceptable to such Seller, insuring such Seller against claims for bodily injury, death or damage to property in single limit amount of not less than $2,000,000, naming such Seller as an additional insured. The indemnification provision contained in this Section 4.2 shall survive the termination of this Agreement and the closing of title.

      4.3 Availability of Documents and Inquiries. Sellers represent and warrant that, prior to the date of this Agreement, Sellers have furnished to Purchaser copies of the title policies insuring the priority of the mortgage held by the Mortgagee, copies of existing surveys in their possession, copies of the Leases and copies of the most current environmental reports in their possession for each Property. Seller will permit Purchaser to review and copy tenant files and operating expense information, and to the extent in the possession of Sellers, plans and specifications (including as built plans and shop drawings), certificates of occupancy, engineering data and reports and soils investigation reports. Sellers shall also promptly respond to any inquiries of Purchaser with respect to the ownership, operation, maintenance or repair of the Properties. Purchaser, personally or through its authorized representatives or agents, shall be entitled to interview tenants.

      4.4 Audits. Purchaser shall also have the right at any time prior to the Closing Date, at Purchaser's expense, to have independent accountants selected by Purchaser prepare audited financial statements with respect to any or all of the Properties from any books and records that are in the possession of Sellers. Each Seller agrees to cooperate in the conduct of any such audit, to make its books and records available and to furnish to such accounting firm with such information as is customarily provided in connection with similar audits.

      4.5 Termination of Contracts. Effective as of the Closing Date, Sellers shall terminate all Contracts and all exclusive listing agreements at no cost to Purchaser.

      4.6 Brokerage Obligations. On the Closing Date, Purchaser shall assume the obligations of the applicable Sellers under the Brokerage Commission Agreements identified on Exhibit YY annexed hereto, but only to the extent of commissions that become due and payable thereunder as a result of the exercise by the applicable tenant of an extension or expansion right after the Closing Date. Sellers have advised Purchaser that the brokers identified on Exhibit YY annexed hereto may be entitled to commissions in connection with the tenancies identified on Exhibit YY, but that there are no written agreements with any such brokers. Purchaser agrees to pay a broker listed on Exhibit YY a commission upon the exercise by any applicable tenant of an extension or expansion right after the Closing Date but only to the extent such obligation is stated on Exhibit YY.

      4.7 Confidential Information. Prior to the closing, Purchaser shall use the Confidential Information only for purposes of evaluating the Properties in connection with its potential purchase thereof (and if this transaction closes, in connection with the ownership and operation of the Properties). Notwithstanding the foregoing, Purchaser may disclose the Confidential Information to legal counsel, accountants, lenders, potential investors, regulatory authorities and consultants and Purchaser may disclose the Confidential Information to the extent that such disclosure is required by law or court order or by discovery rules in any legal proceeding, provided Purchaser gives Sellers prior notice thereof. If this Agreement is terminated by Purchaser prior to closing, Purchaser shall return the Confidential Information to Sellers.

                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      5.1 Representations and Warranties. As an inducement to Purchaser to enter into this Agreement, Sellers represent and warrant to Purchaser that:

            (a) each Seller is duly organized and validly existing under the laws of the State of its formation, is in good standing both in the State of its formation and in the State of New Jersey, has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by each Seller of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which such Seller is a party or by which it or the Property owned by it is bound;

            (b) the execution, delivery and performance of this Agreement by each Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which such Seller or the Property owned by it is subject or violate any judgment, order, writ, injunction or decree of any court applicable to such Seller or the Property owned by such Seller;

            (c) all proceedings required to be taken by or on behalf of each Seller to authorize it to make, deliver and carry out the terms of this Agreement have been or will be duly and properly taken and this Agreement is the legal, valid and binding obligation of each Seller enforceable in accordance with its terms;

            (d) no Seller has executed or has actual knowledge of any other agreement of sale, option agreement, right of first refusal or right of first offer with respect to the Property owned by it and, except as specified on
            Exhibit I annexed hereto, no tenant under any of the Leases has any option, right of first refusal or right of first offer with respect to any of the Properties;

            (e) (i)the Leases are the only leases or possessory rights currently affecting or relating to the Properties executed by Sellers or about which Sellers have actual knowledge; (ii) the copies of the Leases furnished or to be furnished to Purchaser are true, correct and complete copies thereof; (iii) none of the Leases has been modified or amended by Sellers, or, to the actual knowledge of Sellers, by Mortgagee; (iv) the Leases are in full force and effect; (v) to the actual knowledge of Sellers, no rent or additional rent has been paid under any of the Leases in advance of the applicable due date;
            (vi) except as indicated on Exhibit J annexed hereto, there is no default, or alleged default, by landlord or, to the best of Sellers' knowledge, any default by any tenant in the keeping, observance or performance of any covenant, agreement, term, provision or condition contained in any of the Leases; (vii) to the actual knowledge of Sellers, no tenant has any offsets, deductions or defenses to the payment of any rent or additional rent under any of the Leases;
            (viii) Sellers have received and hold only the security deposits in respect of the Leases identified on Exhibit K; and the information contained on Exhibits B, F and K is true, correct and complete; (ix) to the best knowledge of Sellers, none of the tenants under the Leases has filed or intends to file any bankruptcy or insolvency proceedings; (x) to the actual knowledge of Sellers, there are no outstanding tenant improvement allowances, moving allowances or other inducements or concessions owed to any tenant under the Leases; (xi) to the best knowledge of Sellers, except as specified on Exhibit L annexed hereto, no tenant under the Leases has overpaid any rent or additional rent, except additional rent subject to reconciliation under the Lease; and (xii) to the best knowledge of Sellers, no tenant is currently auditing the operating expenses of any Seller and no Seller has received notice that any tenant intends to conduct such an audit.

            (f) (i) the agreements identified on Exhibit M annexed hereto are the only Brokerage Contracts executed by any Seller or of which Seller has knowledge in connection with the Properties; (ii) the copies of the Brokerage Contracts furnished or to be furnished to Purchaser are true, correct and complete copies thereof; (iii) except as indicated on Exhibit M annexed hereto, each Seller has paid all commissions due and payable thereunder with respect to the term of any Lease which is now in effect or any pre-existing term; and (iv) there is no default, or alleged default, by any Seller, or the to best knowledge of Sellers, any default by any other party under any of the Brokerage Contracts;

            (g) except as listed on Exhibit N annexed hereto, there are no proceedings at law or in equity (including proceedings contesting any tax or assessment) before any court, grand jury, administrative agency or other investigative agency, bureau or instrumentality of any kind pending or, to the best of Sellers' knowledge, threatened, against or affecting any Seller or any Property that (i) involve the validity or enforceability of this Agreement or any other instrument or document to be delivered by Sellers pursuant hereto, (ii) enjoin or prevent or threaten to enjoin or prevent the performance of the obligations of any Seller hereunder or (iii) relate specifically to any of the Properties or the title thereto;

            (h) attached hereto as Exhibit O is a true and complete list of all Personal Property included in this transaction;

            (i) no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by any Seller of this Agreement;

            (j) none of the Sellers is a "foreign person" under the Foreign Investment in Real Property Tax Act of 1980 and upon consummation of the transaction contemplated hereby, Purchaser will not be required to withhold from the Purchase Price any withholding tax;

            (k) none of the Sellers has received any notice from any governmental authority having jurisdiction over any Property that any Property does not comply with any applicable Legal Requirement or with any requirement of any insurer or rating bureau;

            (l) except as specified in the environmental reports identified on Exhibit P annexed hereto, (i) to the best knowledge of Sellers, there are no Hazardous Substances on, in or under any of the Properties in violation of applicable Legal Requirements; (ii) there is no order, judgement or decree outstanding requiring any Seller or any other party to undertake any remedial activity on any of the Properties; (iii) there is no ongoing remediation on any of the Properties; and (iv) to the best knowledge of Sellers, there are no underground storage tanks on any of the Properties and, except as disclosed on Exhibit Q annexed hereto, no storage tanks have been removed from any of the Properties;

            (m) to the best knowledge of Sellers, attached hereto as Exhibit R is a true and correct copy of the rent roll for each of the Properties identifying all rent and additional rent actually being collected under the Leases;

            (n) (i) attached hereto as Exhibit S is a list of all permits, licenses and approvals relating to the ownership and operation of the Properties; (ii) such permits, licenses and approvals are in full force and effect and free from material default; and (iii) none of the

            Sellers has received any notice that any permit, license or approval not listed on Exhibit S is required in connection with the ownership or operation of the Properties;

            (o) (i) attached hereto as Exhibit T is a list of all Guarantees and Warranties relating to the Properties; (ii) such Guarantees and Warranties are in full force and effect and (iii) there are no defaults or alleged defaults by any party thereunder;

            (p) all information with respect to the operating expenses of the Properties furnished or to be furnished by Sellers to Purchaser with respect to the Properties is true, correct and complete;

            (q) to the actual knowledge of Sellers, except as disclosed in the environmental reports identified on Exhibit P, there is no environmental condition on any of the Properties that materially affects the value or use of any of the Properties; and

            (r) there are no union or collective bargaining agreements relating to the Properties or any person employed by any Seller in connection with any Property.

      5.2 Intentionally Deleted.

      5.3 Limitation on Representations and Warranties. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLERS, NOR ANY AGENT OR REPRESENTATIVE OF SELLERS, HAS MADE, ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS, INFORMATION OR INDUCEMENTS PERTAINING TO THE PROPERTIES, TITLE TO THE PROPERTIES, THE PHYSICAL CONDITION THEREOF, THE FITNESS AND QUALITY THEREOF, THE VALUE AND PROFITABILITY THEREOF, OR ANY OTHER MATTER WITH RESPECT THERETO. PURCHASER ACKNOWLEDGES THAT AS OF THE EXPIRATION OF THE DUE DILGENCE PERIOD IT WILL HAVE HAD SUCH ACCESS TO THE PROPERTIES AND SUCH OTHER MATTERS AND TO INFORMATION AND DATA RELATING TO ALL OF SAME AS PURCHASER HAS CONSIDERED NECESSARY, PRUDENT, APPROPRIATE OR DESIRABLE FOR THE PURPOSES OF THIS

TRANSACTION. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER SELLERS NOR ANY REPRESENTATIVE OF SELLERS IS LIABLE OR RESPONSIBLE FOR OR BOUND IN ANY MANNER BY (AND PURCHASER HAS NOT RELIED UPON) ANY VERBAL OR WRITTEN OR SUPPLIED REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, OBLIGATIONS, GUARANTEES, STATEMENTS OR INFORMATION PERTAINING TO THE PROPERTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER IS PURCHASING THE PROPERTIES, "AS IS" AT THE DATE HEREOF, SUBJECT TO ANY REASONABLE WEAR AND TEAR BETWEEN THE DATE HEREOF AND THE CLOSING DATE

      5.4 Survival of Seller's Representations and Warranties. The representations and warranties contained in Section 5.1 are true, accurate and complete and not misleading in any material respect as of the date hereof and shall be deemed to be repeated at and as of the Closing Date, and shall be true, accurate and complete and not misleading in any material respect as of such date, subject, in each such case, to the discovery of any inaccuracy not caused by the willful action of Sellers arising from any events occurring subsequent to the date hereof. The representations and warranties in Section 5.1 shall survive the closing for a period of one (1) year from the Closing Date.

      5.5 Changes to Representations and Warranties. If prior to the closing, Sellers obtain actual knowledge that any representation or warranty of Sellers becomes inaccurate or incomplete in any material respect, Sellers shall promptly give Purchaser notice thereof, describing such inaccuracy and the circumstances causing such inaccuracy. If Sellers do not cure such inaccuracy within ten (10) calendar days, Purchaser shall have the right, at its option, to terminate this Agreement with respect to the affected Property or, subject to the Termination Limitation, terminate this Agreement with respect to all Properties, within ten
(10) days after receipt of such notice. If the termination is only with respect to the affected Property, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property. If such termination is with respect to all Properties, the Deposit shall be refunded to Purchaser, whereupon neither Sellers nor Purchaser shall have any further rights against the other hereunder. If Purchaser fails to give notice of a termination within such period, unless the inaccuracy was caused by the willful action of Sellers or was inaccurate as of the date hereof, Purchaser shall conclusively be deemed to have waived its right to terminate this Agreement as a result thereof. If such inaccuracy was caused by the willful action of Sellers or such representation or warranty was inaccurate as of the date hereof, Purchaser shall not be deemed to waive its termination right or any other rights under this Agreement. If, however, Purchaser proceeds to close with knowledge of such inaccuracy, then Purchaser shall be deemed to have waived same and shall have no claim on account thereof against Sellers.

      5.6 Inaccuracies Discovered by Purchaser. If prior to the closing, Purchaser shall independently learn of any material inaccuracy in any of the representations or warranties of Sellers, and with actual knowledge of such inaccuracy elects to consummate the closing, the Purchaser shall be deemed to have waived the same and shall have no claim on account thereof against Sellers.

                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      6.1 Representations and Warranties. As an inducement to Sellers to enter into this Agreement, Purchaser represents and warrants that:

            (a) Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware, is qualified to conduct business in the State of New Jersey, is in good standing, has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated and the execution and delivery hereof and the performance by Purchaser of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Purchaser is a party or by which it is bound;

            (b) the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Purchaser is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Purchaser; and

            (c) no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement.

      6.2 Survival. The representations and warranties contained in Section 6.1 are true, accurate and complete and not misleading in any material respect as of the date hereof, shall be deemed to be repeated at and as of the Closing Date and shall be true, accurate and complete and not misleading in any material respect as of such date. Each such representation and warranty shall survive the Closing Date for a period of one (1) year from the Closing Date.

                                    ARTICLE 7

                         OTHER COVENANTS AND AGREEMENTS

      7.1 No Contracts, Liens or Encumbrances. Sellers agree that they will not create, suffer or permit to be created, and that they will promptly remove or discharge, any liens or encumbrances against any of the Properties arising subsequent to the date of this Agreement and prior to the Closing Date, provided that Sellers shall not be obligated to expend more than the net Allocable Purchase Price (after closing adjustments) to remove any Voluntary Encumbrance. Sellers further agree that, except as provided in Section 7.5, they will not enter into any contracts or agreements relating to any of the Properties prior to the Closing Date, including any new Contracts or Brokerage Contracts.

      7.2 Maintenance of the Properties. Sellers will cause each of the Properties to be maintained in substantially the same condition as now maintained, will operate the Properties in substantially the same manner as the Properties have heretofore been operated and will use commercially reasonable efforts to maintain in effect any Guarantees and Warranties. Sellers will cure any violations of applicable Legal Requirements arising prior to the Closing Date. Sellers will not enter into any construction, management, brokerage, maintenance or service contracts which would become the obligation of Purchaser; and will promptly inform Purchaser in writing upon obtaining actual knowledge of any material event adversely affecting the ownership, use, occupancy, operation or maintenance of the Properties, whether or not insured against.

      7.3 Insurance. Sellers will cause their existing fire, extended coverage and public liability insurance covering the Properties to be maintained in full force and effect as heretofore maintained by it.

      7.4 Performance of Obligations. Sellers will promptly (a) comply with all obligations of the landlord under the Leases, the Reciprocal Easement Agreements and the Guarantees and Warranties and (b) promptly upon obtaining knowledge thereof, notify Purchaser of any default by Seller or any tenant under any of the Leases or by Sellers under any of the Reciprocal Easement Agreements Guarantees and Warranties.

      7.5 Leasing. After the date hereof, Sellers will not, without the prior consent of Purchaser, which such consent may be denied by Purchaser for any reason, enter into (or propose to Mortgagee that Mortgagee enter into) any Lease Transaction, except that, without Purchaser's consent, Sellers may (a) enter into (or propose to Mortgagee that Mortgagee enter into) Qualifying New Leases within ten (10) calendar days after transmitting to Purchaser a Lease Proposal Notice, provided that Sellers will not enter into (or propose to Mortgagee that Mortgagee enter into) any Qualifying New Lease if Purchaser notifies Sellers within ten (10) calendar days of receiving a Lease Proposal Notice that the proposed transaction does not, in Purchaser's reasonable judgment, satisfy the criteria for qualifying as a Qualifying New Lease and (b) renew or extend existing Leases, or permit any existing tenant to lease additional space pursuant to the exercise by a tenant of a renewal, extension or expansion option presently contained in any such Lease. Sellers will promptly furnish to Purchaser a copy of any document evidencing a transaction described in clause
(b) above. Any objection by Purchaser to a proposed Lease Transaction shall specify the reasons therefor. Sellers shall promptly advise Purchaser of any offers or solicitations to lease space in any of the Properties after obtaining knowledge thereof, shall consult with Purchaser from time to time concerning leasing activities and shall promptly furnish to Purchaser information relating to any proposed leases, renewals and extensions after receipt thereof.

      7.6 No Marketing. Sellers shall not, directly or indirectly, market any of the Properties for sale, exchange or other disposition to any third party.

      7.7 Obligations for Brokerage and Tenant Fit-Up. Seller will not enter into any brokerage agreement with respect to any Qualifying New Lease that requires the payment of a commission in excess of five percent (5%) of the gross rent payable under such lease unless, on the Closing Date, the applicable Seller deposits into the escrow for brokerage commissions required to be established under Section 2.6, an amount equal to the excess. Sellers shall also pay when due all costs and expenses for tenant fit-up work, allowances, moving expenses and other monetary inducements granted to any tenant under any Qualifying New Lease, provided that after the Closing Date, payments to contractors for tenant fit-up work performed pursuant to Qualifying New Leases shall be funded in accordance with the escrow provisions of Article 2. Sellers will not enter into any construction contract for tenant fit-up, or grant any tenant any allowance, moving expense reimbursement or other monetary inducement in connection with a Qualifying New Lease if the cost of the work exceeds the applicable amount to be escrowed therefor pursuant to Article 2 unless, on the Closing Date, the applicable Seller deposits into the escrow for tenant improvement work required to be established under Section 2.6(b), an amount equal to such excess. If Sellers fail or refuse to comply with the provisions of this Section 7.7, Purchaser shall have the right to draw from the escrow accounts amounts sufficient to cure such defaults. Purchaser shall have the right to approve all contractors and the terms and conditions of all construction contracts relating to any tenant fit-up work pursuant to a Qualifying New Lease, which such consent shall not be unreasonably withheld, delayed or conditioned. Purchaser hereby approves the contractors identified on Exhibit U annexed hereto.

      7.8. Rights of First Refusal. Within three (3) business days after Purchaser pays the amount required to be paid pursuant to clause (a) of Section 2.7, Sellers shall send to any party having a right of first refusal or first offer to purchase a Property or any portion thereof an effective notice triggering such right of first refusal or first offer, the form of such notice to be substantially as set forth on Exhibit CC hereto. Sellers will notify Purchaser promptly upon obtaining any response from such party, and will also promptly notify Purchaser if such party has failed to respond within the period specified in the right of first refusal or first offer. If any such tenant validly exercises its right of first refusal, this Agreement shall terminate with respect to such Property and the Purchase Price shall be reduced by the Allocable Purchase Price for such Property, provided that if the tenant exercising such right thereafter waives its right of first refusal, defaults thereunder or otherwise forfeits its right to acquire the Property, such Property shall again become subject to this Agreement and the Purchase Price shall be increased by an amount equal to the Allocable Purchase Price for such Property.

                                    ARTICLE 8

                      DAMAGE, DESTRUCTION AND CONDEMNATION

      8.1 Casualty. The risk of loss or damage to the Properties by fire or other casualty before the delivery of the deed hereunder is assumed by the Seller owning each such Property. In the event of any damage to or destruction of a Property due to fire or any other cause or hazard, Sellers shall promptly give notice thereof to Purchaser describing such damage and indicating the estimated cost and period required for Restoration. If the cost of Restoration as estimated by Purchaser in good faith is in excess of $500,000, or as a result of such damage or destruction a tenant is permitted to cancel its Lease, then Purchaser, upon notice to Sellers given within ten (10) days after receipt of notice of such occurrence, may, subject to the Termination Limitation, at its option, terminate this Agreement with respect to such Property or terminate this Agreement with respect to all Properties. If the termination is only with respect to the Property that has been damaged or destroyed, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property. If such termination is with respect to all Properties, the Deposit shall be refunded to Purchaser, whereupon neither Sellers nor Purchaser shall have any further rights against the other hereunder. In the event that the cost of Restoration is less than $500,000 as determined by any of the architects or contractors set forth on Exhibit ZZ hereto or such other party approved by Sellers and Purchaser, or if in excess thereof and Purchaser does not elect to terminate this Agreement, Purchaser shall be entitled to a credit on the Closing Date against the Allocable Purchase Price for such

Property in an amount equal to the cost of Restoration.

      8.2 Condemnation. In the event any proceedings or negotiations are instituted which do or may result in a taking by condemnation or eminent domain of any of the Properties or any portion thereof, Sellers shall promptly notify Purchaser thereof, describing the nature and extent thereof. Purchaser may, subject to the Termination Limitation, within ten (10) days after receipt of such notice, at its option, terminate this Agreement with respect to such Property or terminate this Agreement with respect to all Properties. If the termination is only with respect to the Property that has or may be taken, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property. If such termination is with respect to all Properties, the Deposit shall be refunded to Purchaser, whereupon neither Sellers nor Purchaser shall have any further rights against the other hereunder. In the event Purchaser does not terminate this Agreement, the sale of the Properties shall be consummated as herein provided and the Seller whose Property is or may be taken shall assign to Purchaser on the Closing Date all of its right, title and interest in and to all awards payable by reason thereof and shall pay over to Purchaser all amounts theretofore received by such Seller or Mortgagee in connection with such taking. Sellers agree not to settle or compromise any claim for such award without the prior written consent of Purchaser. Purchaser shall have the right, at its cost, to participate in any condemnation proceeding, unless Purchaser terminates this Agreement with respect to such Property.

      8.3 Hazardous Substances. In the event that after Purchaser completes its environmental audit of a Property and prior to the Closing Date there is a spill, discharge, release, deposit or emplacement of any Hazardous Substance on any of the Properties which results in contamination of such Property beyond permitted governmental tolerances, Sellers shall, promptly upon obtaining knowledge thereof, notify Purchaser of such event, describing the nature and extent thereof. Purchaser may, within fifteen (15) days after receipt of such notice, subject to the Termination Limitation, at its option, terminate this Agreement with respect to such Property or terminate this Agreement with respect to all Properties. If the termination is only with respect to the Property that has been contaminated, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property. If such termination is with respect to all Properties, the Deposit shall be refunded to Purchaser, whereupon neither Sellers not Purchaser shall have any further rights against the other hereunder. If Purchaser does not so terminate this Agreement, Purchaser shall be entitled to a credit against the Allocable Purchase Price for the affected Property in an amount equal to the cost to remediate the Property, as estimated in good faith by Purchaser, provided that in no event shall such credit exceed $500,000. Upon receipt of such credit, the applicable Seller shall have no liability or responsibility for such remediation of such contamination.

                                    ARTICLE 9

                CONDITIONS PRECEDENT; CLOSING DATE AND DELIVERIES

      9.1 Conditions Precedent to Sellers' Obligation to Complete Closing. Purchaser agrees that Sellers' obligation to complete the closing hereunder shall be subject to the fulfillment, on the Closing Date, of the following conditions precedent, provided however, that Sellers, in their sole discretion, may elect to waive any thereof:

            (a) Purchaser shall pay to Sellers the Purchase Price as provided in Article 2;

            (b) Purchaser shall not be in material default in the performance of its obligations under this Agreement and;

            (c)   the representations and warranties of Purchaser contained in
                  Section 6.1 shall be true, complete and accurate in all material respects.

In the event any of the foregoing conditions precedent are not waived by Sellers, Sellers shall have the rights and remedies provided in Section 11.3(a) respecting a Purchaser Default.

      9.2 Conditions Precedent to Purchaser's Obligation to Complete Closing. Sellers agree that Purchaser's obligation to complete the closing hereunder shall be subject to the fulfillment, prior to the Closing Date, of the following conditions precedent, provided however, that

Purchaser, in its sole discretion, may elect to waive any thereof:

            (a) title to each Property shall be as specified in Section 3.1 and
            Section 3.2;

            (b) none of the Sellers shall be in default in the performance of its obligations under this Agreement;

            (c) the representations and warranties of each of the Sellers contained in Section 5.1 shall be true, complete and accurate in all respects;

            (d) on the Closing Date the Title Insurer shall issue to Purchaser owner's title insurance policies (Form ALTA 10-17-92) each in the amount of the Allocable Purchase Price insuring good and marketable title to each of the Properties in Purchaser subject only to Permitted Exceptions;

            (e) Seller shall have delivered to Purchaser an estoppel certificate from each of the tenants under the Leases, dated not more than thirty (30) days prior to the Closing Date, substantially in form annexed hereto as Exhibit Y, containing no material qualifications, conditions or alleged defaults;

            (f) each tenant leasing more than 20,000 square feet of space shall have executed and delivered to Purchaser and its mortgagee a Subordination, Attornment and Non-Disturbance Agreement from each tenant under the Leases substantially in form of Exhibit Z annexed hereto; and

            (d) evidence shall have been delivered satisfactory to the Title Insurer that Advertising Display Corporation and Lensclean, Inc. have effectively waived their respective rights of first refusal contained in their Leases.

In the event any of the foregoing conditions precedent are not waived by Purchaser, Purchaser may terminate this Agreement on notice to Sellers and Escrow Agent given at or prior to the Closing Date, the time for giving such notice being of the essence. In the event of such termination, the Deposit shall be returned to Purchaser, whereupon this Agreement and all rights and obligations of the respective parties hereunder shall be null and void. If Purchaser does not elect to terminate this Agreement pursuant to this Section 9.2 at or prior to the Closing Date, Purchaser shall conclusively be deemed to have waived its right of termination under this Section 9.2. Sellers agree to exercise good faith and commercially reasonable efforts to cause the tenants of the Properties to execute and deliver the documents described in clauses (e) and (f) of this
Section 9.2.

      9.3 Closing Date. The closing of this transaction shall be conducted on March 29, 2002 at 10:00 A.M. (the "Closing Date"), provided the Closing Date shall occur not later than April 30, 2002, such date being a time of the essence closing date. The closing shall be conducted at the offices of Drinker Biddle & Shanley, LLP, 500 Campus Drive, Florham Park, New Jersey 07932, or at such other place as the parties shall elect. All of the Properties to be conveyed to Purchaser under this Agreement shall be conveyed on the Closing Date. Upon the closing, possession of the Properties shall be delivered to Purchaser, and Purchaser shall thence have the right to enjoy the rents, issues and profits therefrom.

      9.4 Documents to be Delivered by Sellers. On the Closing Date, each Seller shall deliver to Purchaser the following documents:

            (a) duly executed Deed of Bargain and Sale with Covenant Against Grantor's Acts for the Lands and the Improvements in proper statutory form for recordation reciting the Allocable Purchase Price as the consideration for the conveyance;

            (b) duly executed Bill of Sale for the Personal Property in form annexed hereto as Exhibit V;

            (c) all as built plans, specifications and drawings and shop drawings and all manuals relating to the maintenance and operation of the Properties in Sellers' possession or control;

            (d) duly executed Affidavit of Title in form annexed hereto as Exhibit W;

            (e) duly executed FIRPTA Affidavit in form of Exhibit X annexed hereto;

            (f) all keys to the Improvements in the possession of Sellers;

            (g) originals of all Leases, tenant files and correspondence in the possession of Sellers;

            (h) originals of all Guarantees and Warranties;

            (i) discharges of all mortgages, security interests, pledges and liens created by or pursuant to the Loan Documents;

            (j) notices from each Seller to each tenant under the Leases advising that title to the Lands and the Improvements has been conveyed to Purchaser and instructing that all rent and additional rent payable under the Leases is to be remitted to Purchaser and that all insurance required to be maintained by such tenant under the Leases is to be amended to name Purchaser and its lender as a named insured;

            (k) a "letter of non applicability" from the DEP confirming that the conveyance of each Property is not subject to the provisions of the Industrial Site Recovery Act of the State of New Jersey or a "no further action letter" from the DEP, provided such letter is not conditioned upon any use restrictions, administrative or engineering controls or any other restriction, including but not limited to, the establishment of a classification exception area.

            (l) an estoppel certificate from all parties to any Reciprocal Easement Agreement, dated not more than thirty (30) days prior to the Closing Date, in form and substance satisfactory to Purchaser;

            (m) an updated rent roll for each Property certified by the Seller owning such Property;

            (n) such other documents and instruments as Purchaser or its Title Insurer may reasonably request to perfect title to any of the Properties in Purchaser, including evidence satisfactory to the Title Insurer that Advertising Display Corporation and Lensclean, Inc. have effectively waived their respective rights of first refusal contained in their Leases;

            (o) a statement explaining the method of calculating additional rent under each Lease; and

            (p) any original letters of credit delivered under the Leases as security for the performance of the tenant's obligations, together with documents in form reasonably satisfactory to Purchaser naming Purchaser as the substitute beneficiary thereof; and

            (q) a certificate, dated the Closing Date and signed by each Seller, stating that the representations and warranties contained in Section
            5.1 are true, correct and complete as of such date, except to the extent provided in any notice given to Purchaser in accordance with
            Section 5.5.

      9.5 Documents to be Delivered by Purchaser. On the Closing Date, Purchaser shall deliver to each Seller a certificate, dated as of the Closing Date and signed by the general partner of Purchaser, stating that the representations and warranties contained in Section 6.1 are true, correct and complete as of such date.

      9.6 Documents to be Delivered by Both Parties. On the Closing Date, each Seller and Purchaser shall execute and deliver the following documents:

            (a) duly executed Assignment in form annexed hereto as Exhibit AA;

            (b) duly executed Assignments and Assumption of Leases in form annexed hereto as Exhibit BB;

            (c) duly executed Assignment and Assumption of any Guarantees and Warranties and any construction contracts executed by any Seller and approved by Purchaser for fit-up work required under any Qualifying New Lease;

            (d) Forms 1099; and

            (e) statements relating to each Property showing all closing prorations.

      9.7 Certificates of Occupancy etc. If any applicable Legal Requirement requires that a new certificate of occupancy, continued certificate of occupancy, site plan approval, smoke detector inspection or any other government approval is required as a condition to the conveyance of any of the Properties, the Seller owning such Property or Properties, at its sole cost and expense, shall comply with such requirement and deliver to Purchaser evidence of such compliance on the Closing Date.

                                   ARTICLE 10

                               CLOSING ADJUSTMENTS

      10.1 Adjustment Time. All apportionments and adjustments shall be made as of 12:00 midnight on the Closing Date.

      10.2 Description of Items to be Adjusted. The following apportionments and adjustments shall be made:

            (a) real estate taxes assessed against the Lands and Improvements based upon the calendar year assessed;

            (b) the amount of the real estate transfer taxes payable in connection with the conveyance of each of the Properties shall be deducted from the Allocable Purchase Price and shall be paid by Purchaser directly to the taxing authority;

            (c) if there are any confirmed or unconfirmed special assessments against the Lands or the Improvements, the Seller owning such Property shall pay same if the work giving rise to the assessment was completed prior to the date of this Agreement, but if the work giving rise to the assessment was not completed prior to the date of this Agreement, same shall be paid or assumed by Purchaser;

            (d) rents and all other charges (including cost reimbursement payments) actually paid under the Leases, provided, however, that, if any rents shall be accrued and unpaid at the Closing Date, the rents collected by Purchaser on or after the Closing Date shall first be applied to all rents due at the time of such collection on or after the Closing Date with the balance payable to the applicable Seller to the extent of rents delinquent as of the Closing Date; provided, further, that Purchaser shall not be required to institute any proceeding to collect any rents accrued and unpaid on the Closing Date. Any rent or additional rent paid to any Seller after the Closing Date shall promptly be remitted to Purchaser. If a Seller shall not have received all accrued and unpaid rents due it as of the Closing Date within one hundred twenty (120) days thereafter, such Seller, at its sole cost and expense, shall be entitled to bring such actions or proceedings not affecting possession, the validity of the related Lease or any security held by Purchaser thereunder as it shall desire to collect any such accrued and unpaid rents, and Purchaser shall, at no cost to Purchaser, cooperate with such Seller in any such action;

            (e) payments under any Reciprocal Easement Agreement;

            (f) all other income and expense from the Properties of every type and nature. If any of the foregoing cannot be apportioned at the Closing Date because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned as soon as practicable after the Closing Date; and

            (g) sewer, water, gas, electric, telephone and other utility charges shall not be apportioned but shall be paid by Sellers based upon current bills or meter readings.

      10.3 Security Deposits. At closing, Purchaser shall be entitled to a credit against the Allocable Purchase Price for all security deposits (including any interest thereon to which a tenant may be entitled) held by any Seller pursuant to the Leases or such Seller shall turn over such security deposits and interest to Purchaser.

      10.4 Closing Costs. Sellers and Purchaser shall pay their own legal fees related to this transaction. Purchaser shall pay all its costs associated with its due diligence investigation of the Properties, the cost of title searches and surveys, title insurance premiums and the cost of recording the deeds. Sellers shall pay the cost of curing any Title Objections, removing any Voluntary Encumbrances and all transfer taxes.

                                   ARTICLE 11

                                DEFAULT; REMEDIES

      11.1 Default by Purchaser. Sellers may terminate this Agreement by notice to Purchaser at any time prior to the Closing Date in the event of (a) a default by Purchaser under this Agreement (which remains uncured for ten (10) days after notice to Purchaser specifying such default and demanding that same be cured or
(b) a material breach by Purchaser of any representation or warranty expressly set forth in this Agreement (a "Purchaser Default").

      11.2 Default by Seller. Purchaser may terminate this Agreement by notice to Seller at any time prior to the Closing Date in the event of (a) a default by any Seller under this Agreement (which remains uncured for ten (10) days after notice to Sellers specifying such default and demanding that same be cured, unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, in which case Sellers may request a longer period as shall be necessary to cure such default, so long as Sellers proceed promptly to cure such default within such ten (10) day period, prosecute such cure to completion with due diligence within sixty (60) days and advise Purchaser of the actions which Sellers are taking and the progress being made) or (b) a material breach by any Seller of any representation or warranty expressly set forth in this Agreement that is not cured within the applicable grace period (a "Seller Default").

      11.3 Remedies.

            (a) Of Sellers. In the event of a Purchaser Default, Sellers shall, as their sole and exclusive remedy hereunder, have the right to terminate this Agreement and receive the Deposit and such payment shall constitute and be liquidated and agreed damages, whereupon the parties hereto shall be relieved of any further liability or obligation to each other, it being expressly understood that the receipt by Sellers of such monies shall be the sole and exclusive right and remedy of Sellers and constitutes a fair and reasonable amount for the damage sustained by Sellers by reason of Purchaser's breach of this Agreement. Sellers hereby waive and release any right to seek specific performance against Purchaser.

            (b) Of Purchaser. In the event of a Seller Default, Purchaser shall be entitled, either (i) to specific performance, or (ii) to terminate this Agreement and receive from Sellers the Deposit or
            (iii) to waive the Seller Default and consummate the transactions contemplated hereby, provided that if any Seller willfully causes a Seller Default or sells the Properties or any portion thereof to a third party, or takes any action that renders the remedy of specific performance impossible or impracticable to obtain, Sellers shall be liable for any damages sustained by Purchaser.

      11.4 Actions of Mortgagee. Purchaser acknowledges that the Mortgagee has been authorized by the Court in the Mortgage Foreclosure Proceeding to take certain actions with respect to the Properties, including certain actions with respect to the management, operation and leasing of the Properties. Purchaser agrees that any such action by the Mortgagee shall not be deemed a default by Sellers under this agreement unless such action was taken at the request of Sellers. Notwithstanding the foregoing, if Mortgagee takes any action which would otherwise be a default by Sellers hereunder, or would cause any of the representations and warranties of Sellers to be materially inaccurate, Purchaser shall have the sole right, at its option, to terminate this

Agreement with respect to the affected Property, subject to the Termination Limitation, or terminate this Agreement with respect to all Properties, within ten (10) days after obtaining actual knowledge thereof. If the termination is only with respect to the affected Property, the Purchase Price shall be reduced by an amount equal to the Allocable Purchase Price for such Property. If such termination is with respect to all Properties, the Deposit shall be refunded to Purchaser, whereupon neither Sellers nor Purchaser shall have any further rights against the other hereunder. Purchaser also acknowledges that the Mortgagee is not obligated under the Loan Documents to release or discharge the Properties from the liens, security interests and assignments created by the Loan Documents and agrees that, if Mortgagee shall refuse to release or discharge such liens, security interests and assignments on the Closing Date, Sellers shall not be deemed to be in default hereunder. Sellers agree to exercise good faith and due diligence to cause the Mortgagee to grant such releases or discharges, provided that (a) the proceeds from the sale of the Properties are applied in full by Mortgagee to the indebtedness evidenced and secured by the Loan Documents and
(b) Sellers are not required to release Mortgagee and its agents, contractors, employees and other affiliates from any liabilities with respect to any properties other than the Properties being conveyed to Purchaser under this Agreement and (c) Seller shall not be required to comply with any other terms or conditions of Mortgagee which are not acceptable to Seller. Sellers shall advise Purchaser from time to time of the status of the negotiations with Mortgagee. If Mortgagee refuses to discharge such liens, security interests and assignments on the Closing Date on the above terms, and same are not discharged pursuant to an unappealable judgment or order of a court having jurisdiction over Mortgagee, Purchaser's sole remedy shall be to terminate this Agreement, whereupon the Deposit shall be refunded to Purchaser and neither party shall have any further rights under this Agreement.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Brokerage Commission and Finder's Fee. Sellers and Purchaser agree that they have dealt with each other and not through any real estate broker, investment banker, person, firm or entity who would, by reason of such dealings, be able to claim a real estate brokerage, business opportunity brokerage or finder's fee as the procuring cause of this transaction, except the Broker. Sellers and Purchaser agree to indemnify the other and hold the other harmless of and from any and all loss, cost, damage, injury or expense arising out of, or in any way related to, assertions, by any other person, firm or entity of a claim to real estate brokerage, business opportunity brokerage or finder's fee based on alleged contacts between the claiming party and the indemnifying party which have resulted in allegedly providing a broker or finder with the right to claim such commission or finder's fee. Purchaser agrees to pay the Broker a commission pursuant to a separate agreement if, as and when title closes and Sellers shall have no liability to the Broker. The provisions of this Section 12.1 shall survive the closing of title. The parties acknowledge that SBWE, Inc. has advised that it may assert a claim for commissions arising out of this transaction. Each party denies SBWE, Inc is the procuring cause of this transaction and that it has any liability to such broker. The parties further agree that if such claim is asserted, the foregoing provisions relating to indemnification shall not apply to such claim.

      12.2 Assignment. Purchaser shall have the right to assign this Agreement to an affiliate provided (a) a copy of the executed assignment is delivered to Sellers not less that five (5) days prior to the Closing Date, (b) the assignee assumes all obligations of Purchaser hereunder, and (c) Purchaser remains primarily liable hereunder as a principal and not as a guarantor or surety. Purchaser shall also have the right to designate a nominee or nominees to take title to one or more of the Properties, and in such event all of the benefits of this Agreement pertaining to such Property shall inure to the benefit of and be enforceable by such nominee.

      12.3 Notices. Any demand, notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered personally, by telecopy (with a hard copy and a transmission confirmation sent by a recognized overnight national courier service (such as Federal Express) for next business day delivery) or by certified mail, return receipt requested, first-class postage prepaid to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the other):

             To Seller:

                c/o Berger & Bornstein, P.A.,
                237 South Street
                Morristown, New Jersey 07962
                Attention:  Lawrence S. Berger
                Fax: 973-993-5854
                Telephone: 973-993-8600

             To Purchaser:

                Keystone New Jersey Associates, LLC
                c/o Keystone Operating Partnership, L.P.
                200 Four Falls Corporate Center, Suite 208
                West Conshohocken, Pennsylvania 19428
                Attention: John B. Begier, Executive Vice President,
                           Chief Investment Officer
                Fax Number 484-530-0130
                Telephone: 484-530-1845

             and

                Keystone New Jersey Associates, LLC
                c/o Keystone Operating Partnership, L.P.
                200 Four Falls Corporate Center, Suite 208
                West Conshohocken, Pennsylvania 19428
                Attention: Saul A. Behar, Senior Vice President,
                           General Counsel and Secretary
                Fax Number 484-530-0131
                Telephone: 484-530-1825
             with copies to:

                Drinker Biddle & Shanley LLP
                500 Campus Drive
                Florham Park, New Jersey 07932-1047
                Attention:  Gerald W. Hull, Jr., Esq.
                Fax: 973-360-9831
                Telephone: 973-549-7000

             To Escrow Agent:

                Chicago Title Insurance Company
                56 Washington Street
                Toms River, New Jersey 08754
                Attention: Ralph A. Romano
                Fax Number 631-727-2124
                Telephone 631-727-2197

Any notice delivered to a party's designated address by (a) personal delivery,
(b) recognized overnight national courier service, or (c) certified mail, return receipt requested, shall be deemed to have been received by such party at the time the notice is delivered to such party. Any notice sent by fax to the party's designated fax number shall be effective upon receipt, provided receipt occurs before 5:00 PM on a business day in the State of New Jersey. Confirmation by the courier delivering any notice given pursuant to this Section 12.3 shall be conclusive evidence of receipt of such notice. Each party hereby agrees that it will not refuse or reject delivery of any notice given hereunder, that it will acknowledge, in writing, receipt of the same upon request by any other party and that any notice rejected or refused by it shall be deemed for all purposes of this Agreement to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service. Any notice given by an attorney for a party shall be effective for all purposes.

      12.4 Successors and Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

      12.5 Recordation. This Agreement shall not be recorded. Nothing herein shall be deemed to prevent Purchaser from filing Notices of Settlement.

      12.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey.

      12.7 Incorporation of Prior Agreements. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other written or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose.

      12.8 Modification of Agreement. This Agreement may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought.

      12.9 Further Assurances. After the Closing Date, Seller shall execute, acknowledge and deliver, for no further consideration, all such assignments, transfers, consents and other documents as Purchaser may reasonably request to carry out the provisions of this Agreement.

      12.10 Invalidity. If any provision hereof shall be declared invalid by any court or in any administrative proceedings, the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible.

      12.11 Counterparts. This Agreement may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

      12.12 Tax Free Exchange. Each Seller agrees that it shall, upon written request from Purchaser, reasonably cooperate in effecting a transaction commonly referred to as a "like-kind exchange" or a "tax free exchange" in connection with the transaction contemplated by this Agreement, provided that any such exchange and the related documentation shall (a) be at the sole cost and expense of Purchaser, (b) not require such Seller to incur any obligations or liabilities, contingent or otherwise, to third parties, (c) not delay the closing hereunder (d) not include such Seller taking title to the replacement property or otherwise becoming involved in a transaction with a third party and (e) shall not make Purchaser's obligations hereunder contingent upon its ability to effectuate such exchange. Purchaser agrees to indemnify and hold such Seller harmless from and against any additional cost or expense in connection with such Seller's participation in such exchange.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                             Sellers:

                             INTERSTATE 78 OFFICE PARK, LTD.
                             A New Jersey Limited Partnership

                             By: Interstate 78 Office Park GP, L.L.C., A
                                 New Jersey Limited Liability Company,
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership,
                                     Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                            Name:  Lawrence S. Berger
                                            Title: President


                             FIN ASSOCIATES LIMITED PARTNERSHIP
                             A New Jersey Limited Partnership

                             By: Fin Building GP, L.L.C., A New Jersey
                                 Limited Liability Company, general
                                 Partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership,
                                     Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation,
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                            Name:  Lawrence S. Berger
                                            Title: President

                             NEW YORK DISTRIBUTION CENTER, L.P.
                             A New Jersey Limited Partnership

                             By: Carteret-Industrial Road Management
                                 Corp., A New Jersey Corporation,
                                 general partner

                                 By: /s/ Lawrence S. Berger
                                        ----------------------------------------
                                    Name:  Lawrence S. Berger
                                    Title: President


                             RARITAN BUILDING ASSOCIATES LIMITED PARTNERSHIP, A New Jersey Limited Partnership

                             By: Raritan Building GP, L.L.C.,
                                 A New Jersey Limited Liability Company
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership, Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation
                                         general partner

                                     By: /s/ Lawrence S. Berger
                                        ----------------------------------------
                                        Name:  Lawrence S. Berger
                                        Title: President


                             191 TALMADGE ROAD REALTY HOLDINGS, L.P.
                             A New Jersey Limited Partnership

                             By: 191 Talmadge Road GP, Inc.
                                 A New Jersey Corporation, general
                                 partner

                                 By: /s/ Lawrence S. Berger
                                    --------------------------------------------
                                     Name:  Lawrence S. Berger
                                     Title: President

                             WEDGEWOOD PLAZA, L.P.
                             A New Jersey Limited Partnership

                             By: Wedgewood Lyndhurst Realty Holdings, Inc.,
                                 A New Jersey Corporation, general partner

                                 By: /s/ Lawrence S. Berger
                                    --------------------------------------------
                                 Name: Lawrence S. Berger
                                 Title: President


                             CARLSTADT BUILDING REALTY HOLDINGS, L.P.
                             A New Jersey Limited Partnership

                             By: Carlstadt Triangle Property, Inc.,
                                 A New Jersey Corporation, general partner

                                 By: /s/ Lawrence S. Berger
                                    --------------------------------------------
                                 Name: Lawrence S. Berger
                                 Title: President


                             CARLSTADT ASSOCIATES, LTD.
                             A New Jersey Limited Partnership

                             By: Carlstadt Industrial Road GP, L.L.C.,
                                 A New Jersey Limited Liability Company,
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership, Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation,
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                            ------------------------------------
                                            Name:  Lawrence S. Berger
                                            Title: President


                             KEYSTONE NEW JERSEY ASSOCIATES, LLC

                                By: /s/ John B. Begier
                                    --------------------------------------------
                                Name:  John B. Begier
                                Title: Executive Vice President

                            JOINDER BY TITLE INSURER

      By execution hereof, the Title Insurer hereby agrees to hold the Deposit in accordance with the provisions of this Agreement.

                                            CHICAGO TITLE INSURANCE
                                            COMPANY


                                            By: /s/ Ralph A. Romano
                                               -----------------------
                                               Name:  Ralph A. Romano
                                               Title: R.V.P.